Roth/Prominence                                                                Confidential Settlement Agreement and Release of Claims

CONFIDENTIAL SETTLEMENT AGREEMENT

AND MUTUAL RELEASE OF CLAIMS

This Confidential Settlement Agreement and Mutual Release of Claims (the “Settlement Agreement”) is made effective this 30th day of September, 2010 (the “Effective Date”), by and between Prominence Capital, LLC., a Colorado Limited Liability Company (“Prominence”) at 12835 East Arapahoe, Penthouse 850# Tower One, Englewood, Colorado 80112, and Roth Kline, Inc, a Delaware Corporation (“Company”), at1327 Ocean Avenue Suite M, Santa Monica California 90401.  Each is referred to herein collectively as the “Parties”. There are no other parties to this Agreement.

WHEREAS, a dispute has arisen between the Parties, relating to certain obligations made between the Company, and Prominence, pursuant to an Advisory Agreement (“Agreement”) between the Company and Prominence dated January 21, 2009.  Prominence claims that he was told by the Company that he would receive Twelve Thousand ($12,000) Dollars per month starting in February 1, 2009 when he entered into a certain Advisory Agreement for a term of eighteen (“18”) months and ending September 1, 2010. The Agreement is attached herewith as Exhibit “A”.  Prominence claims to be owed Two Hundred and Sixteen Thousand (“216,000”) Dollars in back compensation; and

WHEREAS, the Company acknowledges the Agreement with Prominence and that the Company has benefited from Prominence’s efforts. The Company has agreed to pay Prominence the total sum of One Hundred and Forty-Four Thousand ($144,000) Dollars representing the Advisory work for the period of February 1, 2009 to February 1, 2010.  Prominence Agrees to not demand any further payment of monies as part of the Agreement and foregoes any future claims for services rendered under the Agreement from February 1, 2010 to September 1, 2010 ; and

WHEREAS, the Company believes that Prominence will add value to the Company by providing certain financial consultation and strategic business advise as the Company moves forward and reviews new potential business opportunities; and

WHEREAS, the Parties wish to resolve any disputes and any claims against the other; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

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Roth/Prominence Settlement Agreement

Roth/Prominence                                                                Confidential Settlement Agreement and Release of Claims

1.  The Settlement Agreement between Prominence and the Company detailed herewith calls for a onetime payment of One Hundred and Forty-Four Thousand ($144,000) Dollars to Prominence, to be paid on the earlier to occur of (i) one year from the signing of the Convertible Promissory Note attached as Exhibit “A” or (ii) the closing of a Company financing prior to the expiration of the Convertible Promissory Note one year term. The Company shall receive in return for its financial consideration a Release from all liability and future Claims by Prominence.

2   .  Roth Kline, Inc. Agrees:

(a)  To issue to Prominence  a One Year Convertible Promissory Note containing an Annual Interest Rate of Six Percent (“6%”) fully secured by any and all Assets of the Company. The terms and conditions are included in Exhibit “A” to this Confidential Settlement Agreement and Mutual Release of Claims.

(b) To release Prominence of any and all claims made by the Company against Prominence relating to the claims by Prominence against the Company.

3.   Prominence Agrees:

(a)  To release the Company of any and all claims in the future relating to the Claim ,of the Company owing Prominence One Hundred and Forty-Four Thousand Dollars ($144,000) contingent upon Prominence (i) accepting a One Year Convertible Promissory Note to include an Annual Interest Rate of Six (6%) Percent and (ii) upon Prominence having  been paid, in full, One Hundred and Forty-Four Thousand ($144,000) Dollars plus any accrued Interest thereof owed, on or before the expiration of the Company’s One Year Convertible Promissory Note.

(b)  If the Company Defaults on its debt to Prominence, then Prominence will have no obligation regarding this Confidential Settlement Agreement and will have full right to pursue the monies owed to Prominence by the Company in the State of Colorado.

4.        Confidentiality.  Both parties agree to safeguard the confidentiality of all information provided to the Company by Prominence and to Prominence by the Company concerning the identity, business operations, assets, and financial condition of certain persons or entities.

5.         Indemnification.  Company and Prominence hereby mutually agree, at their sole cost and expense, to indemnify, protect, hold harmless and defend each other, their successors and assigns, any partners of such parties, and their respective owners, shareholders, directors, officers, agents, representatives, attorneys and employees (collectively “Indemnitee”) from and against any and all actions, judgments, suits, proceedings, costs, disbursements and expenses (including, without limitations, attorneys’, consultants’ and nature whatsoever (collectively “Claims”) which may at any time be imposed upon, incurred or suffered by, or asserted or awarded against, any Indemnitee relating to or arising from this Agreement and/or any transaction contemplated herein by and between Company and Prominence. The Indemnification is only relevant during the twelve month period of the Company’s One Year Convertible Promissory Note in the amount of One Hundred Forty-Four Thousand (“$144,000”) Dollars plus an Annual Interest Rate of six percent (6%) payable to Prominence.

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Roth/Prominence Settlement Agreement

Roth/Prominence                                                                Confidential Settlement Agreement and Release of Claims

6.        Further Assurances. The parties agree to perform in good faith such acts and to prepare and execute such documents and stipulations as are reasonably required to perform the covenants and satisfy the provisions of the Agreement.

7.        No Admission of Liability. This Agreement constitutes a settlement and compromise of various disputed claims and is made solely to avoid expense and time-consuming litigation. Neither the offer nor acceptance of the terms and conditions of the Agreement represent an admission of liability or fault on the part of any party, but instead represent an admission of liability or fault on the part of any party, but instead represents a resolution of the parties claims deemed by the parties to be mutually favorable and made by mutual agreement.

8.        Governing Law. This is a fully integrated Agreement, made and entered into under the laws of the State of California and shall in all respects be interpreted, enforced and governed under the laws of the State of California, except that parole evidence shall not be admissible to interpret, vary or modify any of the terms of this Agreement.  The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.  This Agreement sets forth the entire Agreement between the parties with regard to the subject matter hereof.  All agreements, covenants, representations and warranties, express or implied, oral or written, have been made by either party to the other with respect to the subject matter of the Agreement.  All prior and contemporaneous conversations, negotiations, possible and alleged agreements and representations, covenants, and warranties with respect to the subject matter hereof are waived, merged herein and superseded hereby.

9.        Severability.  Should any covenant, condition or other provision contained herein be held valid, void or illegal by any court of competent jurisdiction, it shall be deemed severable from the remainder of the Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision herein contained.  If such condition or other provision shall be deemed invalid due to its scope or breadth, it shall be deemed valid to the extent of the scope or breadth permitted by law.

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Roth/Prominence Settlement Agreement

Roth/Prominence                                                                Confidential Settlement Agreement and Release of Claims

10.      Notices.  All notices, requests, demands and other communications under the Agreement shall be in writing and by personal delivery or overnight courier, shall be deemed having been given on the date of receipt (receipt shall also include communications that are delivered to the designated address and left at the premises if no one is at the premises).  Notices shall be addressed as follows, or as the parties may subsequently designate by written notice:

To Roth Kline, Inc:

           Edward W. Withrow III

1327 Ocean Avenue Suite B

           Santa Monica, CA  90401

To Prominence Capital, LLC:

Phillip W. Knight

           12835 East Arapahoe Road

Penthouse 850# Tower One

Englewood, Colorado 80112

9.        Miscellaneous.

a.                          This Agreement cannot be amended, altered, modified, waived or superseded, in whole or in part, except by written agreement so stating which is signed by all parties to the Agreement.  No delay or omissions on the part of any party to the Agreement shall operate as a waiver of any such right or any other right. Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

b.                         This Agreement shall inure to the benefit of and be binding on each party, as well as its or her respective successors or assigns.

c.                          Each of the parties to this Agreement warrants that it or she has not assigned or transferred any cause of action, claim of relief, or other matter released under this Agreement.

d.                         The parties hereby agree that faxed signatures of the parties to this

Agreement shall be as binding and enforceable as originals signatures; and that this Agreement may be executed in multiple counterparts with the counterparts together being deemed to constitute the complete agreement of the parties.

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Roth/Prominence Settlement Agreement

Roth/Prominence                                                                Confidential Settlement Agreement and Release of Claims

e.                          Each person who executes this Agreement on behalf of any party to the Agreement represents and warrants that he or she has been duly authorized by such party to execute the Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement in counterparts, to be effective on the last date executed below.

Dated: September 5, 2010

Roth Kline, Inc.                                                         Prominence Capital, LLC

/s/ Edward W. Withrow, III                                      /s/ Phillip W. Knight
Edward W. Withrow, III                                          Phillip W. Knight,

President                                                                    Managing Partner

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Roth/Prominence Settlement Agreement

Roth/Prominence                                                                Confidential Settlement Agreement and Release of Claims

EXHIBIT “A”

$144,000 Corporate Promissory Note

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Roth/Prominence Settlement Agreement

Roth/Prominence                                                                Confidential Settlement Agreement and Release of Claims

PROMISSORY NOTE

September 30th 2010

Mr. Philip W. Night

Prominence Capital, LLC

12835 East Arapahoe Rd.

Penthouse 850# Tower One

Englewood, Colorado 80112

RE: “$144,000 CONVERTABLE PROMISSORY NOTE”

Mr. Prominence:

            In accordance with the Confidential Settlement Agreement, the undersigned, a duly formed and organized Delaware corporation at 1327 Ocean Avenue Suite M, Santa Monica California 90401 promises to pay to Prominence Capital, LLC, a business advisory firm, at 12835 East Arapahoe Rd. Penthouse 850# Tower One, Englewood, Colorado 80112 a cash payment, the sum of one hundred and forty-four thousand (“$144,000”) dollars, together with simple interest at the rate of six percent (6%) per annum from this date until paid or the maturity date one year from the date of this Corporate Promissory Note, principal and interest payable in lawful money of the United States of America. The Note holder has the right to convert this note at their discretion into the Company’s Common stock at a conversion rate and share price to be determined by the Company and Prominence.

Terms of One Year Corporate Promissory Note

Amount:                                              $144,000

Interest:                                               6%

Term:                                                   One Year

Maturity Date:                                                September 30th, 2011

Conversion to Common Stock:           At the Request of Note Holder

            Upon default in payment at maturity, interest shall continue to accrue at the rate stated above. In case payment shall not be made at maturity, the undersigned further promises to pay all costs of collection and reasonable attorney’s fees.

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Roth/Prominence Settlement Agreement

Roth/Prominence                                                                Confidential Settlement Agreement and Release of Claims

            This Convertible Promissory Note is hereby fully secured by all assets of Roth Kline, Inc. and shall be deemed to be a fully secured Convertible Promissory Note.

This Convertible Promissory Note is made and entered into under the laws of the State of California and shall in all respects be interpreted, enforced and governed under the laws of the State of California.

IN WITNESS WHEREOF, the Company’s officer fully authorized has executed this Convertible Promissory Note, to be effective on the last date executed below.

September 30, 2010

            Roth Kline, Inc.

By:      _________________________________

            Edward W. Withrow III

Its:       President

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Roth/Prominence Settlement Agreement

Roth/Prominence                                                                Confidential Settlement Agreement and Release of Claims

Exhibit “B”

Prominence Advisory Agreement

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Roth/Prominence Settlement Agreement

Roth/Prominence                                                                Confidential Settlement Agreement and Release of Claims

PROMINENCE CAPITAL, LLC

ADVISORY AGREEMENT

            THIS AGREEMENT is made on January 21, 2009 by and between, Roth Kline, Ltd., a Delaware corporation (“Company”) located at 1327 Ocean Avenue, Suite M Santa Monica, CA 90401 and Prominence Capital, LLC, a Colorado Limited Liability Corporation at 12835 East Arapahoe Rd., Penthouse #850, Tower One, Englewood, Colorado  80112 (“Advisor”).

            In consideration of the mutual covenants and promises contained in this Agreement as set forth below, Company and Advisor agree as follows:

            Section 1.        Description of Work. The services provided by Advisor shall be specialized financial advisory consultation and shall be provided on an as-needed basis. Advisor’s advice shall encompass, but not be limited to, the following categories: (a) Opportunities in strategic Mergers and Acquisitions; (b) identifying, negotiating terms for use of collateral in the form of, but not limited to, debt securities; and (c) business and financial expansion opportunities through the utilization of Debt Instruments.

            Section 2.        Term of Agreement.  This Agreement will become effective on January 21, 2009 (“Effective Date”), and will continue for a period of eighteen (“18”) months year unless terminated as hereinafter set forth.

            Section 3.        Compensation.  The Company shall compensate Advisor as follows:

            Cash Fee:  The Cash Fee shall consist of a monthly fee of twelve thousand ($12,000) dollars payable monthly and commencing on February 1, 2009.

            Equity Compensation:  The Advisor has the ability to convert his cash compensation into common stock of the Company at his request by delivering such request in writing with a fifteen (“15”) notice.

Expenses:   Advisor will not incur expenses in excess of one thousand ($1,000) dollars without a written consent of the Company.

            Section 4.        Place of Work.  Advisor’s services will be rendered largely at Advisor’s office. Advisor shall, on request with reasonable notice, meet with management of the Company at such other places as designated by Company.

            Section 5.        Status of Advisor.  This Agreement calls for the performance of the services of Advisor as an independent contractor and Advisor shall not be considered an employee of the Company for any purpose whatsoever.

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Roth/Prominence Settlement Agreement

Roth/Prominence                                                                Confidential Settlement Agreement and Release of Claims

            Section 6.        Time Devoted to Work.  Advisor shall have complete control over the manner and disposition of the services provided and the time spent in the performance of the services. Company shall rely upon the experience and discretion of Advisor to devote sufficient time and energy necessary to fulfill the purpose of this Agreement.

            Section 7.        Confidentiality.          Advisor agrees that (a) all knowledge and information that Advisor may receive from Company in any manner whatsoever relating to the operations of the Company will be held in confidence; and (b) all information provided by Advisor to Company in reports, together with any other information acquired as a direct result of Agreement, shall for all time and for all purposes be regarded by Advisor as strictly confidential and held by Advisor in confidence and solely for Company’s benefit and use. Such knowledge and information shall not be used by Advisor nor disclosed by Advisor to any party whatsoever except to Company or with Company’s prior written permission.

            Section 8.        Advisor Representations.  Advisor represents and warrants that the duty to perform the services required under this Agreement without violation of any obligations to others, and that Advisor has the duty to disclose to Company all information transmitted to Advisor in the performance of services under this Agreement. Advisor agrees that any information submitted to Company may be utilized fully and freely by Company.

            Section 9.        Injuries to the Advisor.  Advisor waives any rights to recover from Company for any injuries that Advisor may sustain while performing services under this Agreement if such injuries are a result of Advisor’s own negligence.

Section 10.      Indemnification.  Advisor shall be responsible for, and shall reimburse Company for, all loss or damage to Company’s property, property of third parties, or personal injury caused by the acts or omissions of Advisor, its agents, or employees during the term of this Agreement.

            Section 11.      Termination of Agreement.  Either party may terminate this Agreement after Thirty (30) days written notice to the other party. Further, this Agreement shall terminate upon the occurrence of any of the following events:

a.                   Completion of all work called for under this Agreement.

b.                  Bankruptcy or insolvency of either party.

c.                   Sale of the business of either party.

d.                  Death of either party (if the party is an individual).

e.                   Breach of a substantial nature of any provision of this Agreement.

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Roth/Prominence Settlement Agreement

Roth/Prominence                                                                Confidential Settlement Agreement and Release of Claims

Upon termination of this Agreement, Advisor shall return to Company all written information, drawings, models, and other materials or files supplied to Advisor or created by Advisor at the expense of Company.

The Advisor shall retain the right to receive fees in accordance with the compensation section, number 3 of this Agreement.

Section 12.      Effect of Partial Invalidity.  The invalidity of any portion of this Agreement shall not affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall remain in full force and effect.

Section 13.      Entire Agreement.     This Agreement contains the complete Agreement between the parties and shall supersede all other agreements, either oral or written, between the parties. The parties stipulate that neither of them has made any representations except as are specifically set forth in this Agreement and each of the parties acknowledge that they have relied on their own judgment in entering into this Agreement.

Section 14.      Assignment.  Neither party to this Agreement may assign their rights under this Agreement unless the other party so consents to the assignment in writing.

Section 15.      Notices.  All notices, requests, demands, and other communications shall be in writing and shall be given by registered or certified mail, postage prepaid, to the addresses shown on the first page of this Agreement, or to such subsequent addresses as the parties shall so designate in writing.

            To Roth Kline, Inc.:

                        1327 Ocean Avenue, Suite B

                        Santa Monica, CA  90401

            To Prominence Capital, LLC:

                        12835 East Arapahoe Rd.

                        Penthouse #850 Tower One

                        Englewood, Colorado 80112

Section 16.      Attorney’s Fees.  If any action at law or in equity, including and action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney’s fees as determined by the court in the same action.

Section 17.      Amendment.  Any modifications, amendment or change of this Agreement will be effective only if it is in a writing signed by both parties.

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Roth/Prominence Settlement Agreement

Roth/Prominence                                                                Confidential Settlement Agreement and Release of Claims

Section 18.      Governing Law.  This Agreement, and all transactions contemplated by this Agreement, shall be governed by, construed, and enforced in accordance with the laws of the State of California.

Section 19.      Headings.  The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on this 21st day of January, 2009.

ADVISOR:                                        COMPANY:

Prominence Capital, LLC                        Roth Kline, Inc.

     BY: ___________________                     BY:_________________________

Phillip W. Knight                                            Edward W. Withrow, III

            Managing Partner                                            President

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Roth/Prominence Settlement Agreement